PRESS RELEASE

FOR IMMEDIATE RELEASE

Optimal Group Announces Successful Completion of FireOne Placing on London’s AIM

-- FireOne Group plc expected to commence trading on AIM on June 2, 2005 --

Montreal, Quebec, May 27, 2005 – Optimal Group Inc. (NASDAQ:OPMR), today announced the successful placing of ordinary shares of FireOne Group plc and the publication by FireOne of a prospectus in relation to the previously announced flotation of FireOne on the London Stock Exchange’s AIM Market.

Optimal Group has placed 10 million ordinary FireOne shares, representing 20% of FireOne’s issued and outstanding share capital, with UK institutional and other shareholders. The placing price is 241 pence per share, resulting in gross proceeds to Optimal Group of 24.1 million British pounds (approximately US$44.0 million).

The offering was led by Numis Securities Limited in London, England.

Shares of FireOne are expected to commence trading upon approval of admission by the AIM Market on June 2, 2005 and will trade under the ticker symbol “FPA”.

About Optimal Group Inc.

Optimal Group Inc. is a leading payments and services company with operations throughout North America and the United Kingdom. Through Optimal Payments and FireOne Group, we provide technology and services that businesses require to accept credit card, electronic check and direct debit payments. Optimal Payments processes credit card payments for Internet businesses, mail-order/telephone-order and retail point-of-sale merchants, as well as processing checks and direct debits online and by phone. FireOne Group and its subsidiaries process online gaming transactions through the use of credit and debit cards, electronic debit and through FirePay (www.firepay.com), a leading stored-value, electronic wallet. FirePay is used for non-gaming purchases as well. Through Optimal Services Group, we provide repair depot and field services to retail, financial services and other third-party accounts. For more information about Optimal, please visit the company's website at www.optimalgrp.com.

Mitch Garber

Executive Vice-President

Optimal Group Inc.

(514) 380-2700

mitch@optimalpayments.com

The securities of FireOne Group plc have not been registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States except pursuant to a registration statement under that Act or an exemption from the registration requirements of that Act. No offer or invitation to acquire shares in FireOne Group plc or Optimal Group Inc. is being made by or in connection with this release. Any such offer will be made solely by means of an admission document to be published in accordance with the AIM rules of the London Stock Exchange plc in due course and any acquisition of shares should be made solely on the basis of the information contained in such prospectus and any supplements thereto. The value of shares can go down as well as up. Persons needing advice should consult a professional adviser.

Forward-Looking Statements:

Statements in this release that are "forward-looking statements" are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as the following: our ability to retain key personnel is important to our growth and prospects; we may be unable to find suitable acquisition candidates and may not be able to successfully integrate businesses that may be acquired into our operations; our contracts for hardware maintenance and repair outsourcing services may not be renewed or may be reduced; our hardware maintenance and repair outsourcing services business is affected by computer industry trends; our hardware maintenance and repair outsourcing services business operates in a market subject to rapid technological change; our per incident hardware maintenance and repair outsourcing services revenues are variable; we operate in a highly competitive market and there is no assurance that we will be able to compete successfully against current or future competitors; we rely on single suppliers for some of our inventory; we may not be able to accurately predict our inventory requirements; our hardware maintenance and repair outsourcing services business may be subject to unforeseen difficulties in managing customers’ equipment; our hardware maintenance and repair outsourcing services business may fail to price fixed fee contracts accurately; our payments business is at risk of loss due to fraud and disputes; our payments business may not be able to safeguard against security and privacy breaches in our electronic transactions; our payment system might be used for illegal or improper purposes; we must comply with credit card and check clearing association rules and practices which could impose additional costs and burdens on our payments business; we may not be able to develop new products that are accepted by our customers; the failure of our systems, the systems of third parties or the internet could negatively impact our business systems or our reputation; the legal status of internet gaming is uncertain and future regulation may make it costly or impossible to continue processing for gaming merchants; we face uncertainties with regard to lawsuits, regulations and similar matters; increasing government regulation of internet commerce could make it more costly or difficult to continue our payments business; we rely on strategic relationships and suppliers; it may be costly and/or time-consuming to enforce our rights with respect to assets held in foreign jurisdictions; our ability to protect our intellectual property is key to the future growth of our payments business; we operate in a competitive market for our products and services; our business systems are based on sophisticated technology which may be negatively affected by technological defects and product development delays; our payments business relies upon encryption technology to conduct secure electronic commerce transactions; the ability of our payments business to process electronic transactions depends on bank processing and credit card systems; we are subject to exchange rate fluctuations between the U.S. and Canadian dollars; we may be subject to liability or business interruption as a result of unauthorized disclosure of merchant and cardholder data that we store; our business is subject to fluctuations in general business conditions; we may be subject to additional litigation stemming from our operation of the U-Scan self-checkout business.

For further information regarding risks and uncertainties associated with our business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations", “Legal Proceedings” and "Forward Looking Statements" sections of our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the SEC.

All information in this release is as of May 27, 2005. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations.